EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed in the Current Report on Form 8-K filed on June 9, 2026 (the “Previous Form 8-K”), by Novanta Inc., a Canadian corporation (the “Company”) with the Securities and Exchange Commission (“SEC”), on June 8, 2026, the Company, Novanta Medical Technologies Corp., a Delaware corporation and an indirect subsidiary of the Company (“Buyer”), Novanta Corporation, a Michigan corporation (“Intermediate Parent”, and together with the Company and the Buyer, the “Buyer Parties”), Runway Midco, LLC, a Delaware limited liability company (“Seller”), and Runway Buyer, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Seller (“Runway Buyer”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer agreed to acquire from Seller all of the issued and outstanding limited liability company interests (the “Purchased Interests”) of Runway Buyer (the “Transaction”). On July 23, 2026, the closing of the Transaction (the “Closing”) occurred.

The aggregate purchase price of approximately $1,450.6 million was funded through cash on hand and $616.0 million of borrowings under the Company's revolving credit facility and delayed draw term loan facility under its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) (the “Debt Financing”). In addition, a milestone payment amount of $250.0 million remains payable by the Buyer Parties to Seller on or before January 8, 2027. Accordingly, the milestone payment has been included in consideration transferred and recorded at its acquisition-date fair value in the unaudited pro forma condensed combined balance sheet.

On June 8, 2026, the Company entered into a securities purchase agreement with institutional and other accredited investors for a private placement of the Company's common shares, which resulted in gross proceeds of approximately $300 million, before placement agent fees and offering expenses of $12.4 million. The placement closed on June 11, 2026, and the Company recorded net proceeds of approximately $287.6 million (the “Equity Financing”). The Company used the Equity Financing to fund the acquisition.

The unaudited pro forma condensed combined balance sheet as of April 3, 2026 is presented as if the Transaction had occurred on April 3, 2026 and is based on the unaudited consolidated balance sheet of the Company as of April 3, 2026 (as filed with the SEC in its Quarterly Report on Form 10-Q for the three months ended April 3, 2026) and the unaudited consolidated balance sheet of Runway Buyer as of March 31, 2026, which is included herein as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the three months ended April 3, 2026 is presented as if the Transaction had occurred on January 1, 2025 and is based upon the unaudited consolidated statement of operations of the Company for the three months ended April 3, 2026 (as filed with the SEC in its Quarterly Report on Form 10-Q for the three months ended April 3, 2026) and the unaudited consolidated statement of operations of Runway Buyer for the three months ended March 31, 2026, which is included herein as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 is presented as if the Transaction had occurred on January 1, 2025 and is based upon the audited consolidated statement of operations of the Company for the year ended December 31, 2025 (as filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2025) and the audited consolidated statement of operations of Runway Buyer for the year ended December 31, 2025 (attached as Exhibit 99.1 to this Current Report on Form 8-K/A).

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●
The accompanying notes to the unaudited pro forma condensed combined financial information;
●
The audited consolidated financial statements and related notes of the Company as of and for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025;
●
The unaudited consolidated financial statements and related notes of the Company as of and for the three months ended April 3, 2026, included in the Company's Quarterly Report on Form 10-Q for the three months ended April 3, 2026;
●
The audited consolidated financial statements and related notes of Runway Buyer as of and for the year ended December 31, 2025, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and
●
The unaudited condensed consolidated financial statements and related notes of Runway Buyer as of and for the three months ended March 31, 2026, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The Transaction is being accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with the Company as the accounting acquirer. Under the acquisition method of accounting, the purchase consideration is allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the respective acquisition. The process of valuing the net assets of Runway Buyer immediately prior to the Transaction, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed related to the Transaction will be recorded as goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

All financial data included in the unaudited condensed combined financial information is presented in thousands of U.S. dollars and has been prepared on the basis of U.S. GAAP and the Company's accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transaction, Equity Financing and Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of April 3, 2026

(dollars and shares in thousands, except per share data)

	Novanta Inc.	Runway Buyer Reclassified (as of March 31, 2026) (Note 2)	Transaction Accounting Adjustments - Acquisition	Note 4	Transaction Accounting Adjustments - Equity Issuance	Note 4	Transaction Accounting Adjustments - Debt Financing	Note 4	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$388,799	$6,992	$(1,232,827)	(a), (k)	$287,605	(l)	$613,720	(h), (i)	$64,289
Accounts receivable, net of allowance	173,934	27,131	—		—		—		201,065
Inventories	193,143	26,142	2,400	(b)	—		—		221,685
Prepaid income taxes and income taxes receivable	8,751	—	—		—		—		8,751
Prepaid expenses and other current assets	22,176	1,194	—		—		—		23,370
Total current assets	786,803	61,459	(1,230,427)		287,605		613,720		519,160
Property, plant and equipment, net	116,961	23,846	4,100	(c)	—		—		144,907
Operating lease assets	40,361	6,738	560	(e)	—		—		47,659
Deferred tax assets	29,665	—	—		—		—		29,665
Other assets	11,587	—	—		—		—		11,587
Intangible assets, net	170,299	90,592	635,408	(d)	—		—		896,299
Goodwill	643,379	165,234	653,896	(m)	—		—		1,462,509
Total assets	$1,799,055	$347,869	$63,537		$287,605		$613,720		$3,111,786
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$40,416	$—	$—		$—		$—		$40,416
Accounts payable	96,203	2,389	—		—		—		98,592
Income taxes payable	7,887	853	—		—		—		8,740
Current portion of operating lease liabilities	9,691	1,474	—		—		—		11,165
Accrued expenses and other current liabilities	66,595	6,120	244,100	(f)	—		—		316,815
Total current liabilities	220,792	10,836	244,100		—		—		475,728
Long-term debt	201,005	200,167	(200,167)	(g)	—		613,720	(h), (i)	814,725
Operating lease liabilities	37,244	5,824	—		—		—		43,068
Deferred tax liabilities	17,155	11,680	165,291	(m)	—		—		194,126
Income taxes payable	4,520	—	—		—		—		4,520
Other liabilities	7,311	—	—		—		—		7,311
Total liabilities	488,027	228,507	209,224		—		613,720		1,539,478
Total stockholders' equity	1,311,028	119,362	(145,687)	(j), (k)	287,605	(l)	—		1,572,308
Total liabilities and stockholders’ equity	$1,799,055	$347,869	$63,537		$287,605		$613,720		$3,111,786

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended April 3, 2026

(dollars and shares in thousands, except per share data)

	Novanta Inc.	Runway Buyer Reclassified Three Months Ended (March 31, 2026) (Note 2)	Transaction Accounting Adjustments - Acquisition	Note 5	Transaction Accounting Adjustments - Equity Issuance	Note 5	Transaction Accounting Adjustments - Debt Financing	Note 5	Pro Forma Combined
Revenue	$257,707	$33,457	$—		$—		$—		$291,164
Cost of revenue	144,129	17,029	5,156	(b), (c)	—		—		166,314
Gross profit	113,578	16,428	(5,156)		—		—		124,850
Operating expenses:
Research and development and engineering	23,251	1,499	38	(b)	—		—		24,788
Selling, general and administrative	54,409	4,802	27	(b), (d)	—		—		59,238
Amortization of purchased intangible assets	5,774	2,552	10,688	(c)	—		—		19,014
Restructuring, acquisition and related costs	2,605	91	—		—		—		2,696
Total operating expenses	86,039	8,944	10,753		—		—		105,736
Operating income	27,539	7,484	(15,909)		—		—		19,114
Interest income (expense), net	(1,843)	(4,465)	4,465	(f)	—		(7,290)	(g), (h)	(9,133)
Foreign exchange transaction gains (losses), net	731	—	—		—		—		731
Other income (expense), net	(73)	14	—		—		—		(59)
Income before income taxes	26,354	3,033	(11,444)		—		(7,290)		10,653
Income tax provision	5,255	630	(2,947)	(i)	—		(1,877)	(i)	1,061
Net income	$21,099	$2,403	$(8,497)		$—		$(5,413)		$9,592

Earnings per common share:
Basic	$0.52								$0.23
Diluted	$0.51								$0.22

Weighted average common shares outstanding—basic	40,425				2,143	(j)			42,568
Weighted average common shares outstanding—diluted	41,158				2,143	(j)			43,301

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(dollars and shares in thousands, except per share data)

	Novanta Inc.	Runway Buyer Reclassified (Note 2)	Transaction Accounting Adjustments - Acquisition	Note 5	Transaction Accounting Adjustments - Equity Issuance	Note 5	Transaction Accounting Adjustments - Debt Financing	Note 5	Pro Forma Combined
Revenue	$980,600	$136,120	$—		$—		$—		$1,116,720
Cost of revenue	545,316	67,986	18,519	(a), (b), (c)	—		—		631,821
Gross profit	435,284	68,134	(18,519)		—		—		484,899
Operating expenses:
Research and development and engineering	95,484	4,683	153	(b)	—		—		100,320
Selling, general and administrative	195,659	17,480	108	(b), (d)	—		—		213,247
Amortization of purchased intangible assets	27,477	10,113	29,921	(c)	—		—		67,511
Restructuring, acquisition and related costs	22,652	2,023	32,225	(e), (k)	—		—		56,900
Total operating expenses	341,272	34,299	62,407		—		—		437,978
Operating income	94,012	33,835	(80,926)		—		—		46,921
Interest income (expense), net	(21,472)	(21,108)	21,108	(f)	—		(29,162)	(g), (h)	(50,634)
Foreign exchange transaction gains (losses), net	(2,190)	—	—		—		—		(2,190)
Other income (expense), net	(708)	197	—		—		—		(511)
Income before income taxes	69,642	12,924	(59,818)		—		(29,162)		(6,414)
Income tax provision	15,813	1,462	(8,795)	(i)	—		(7,509)	(i)	971
Net income	$53,829	$11,462	$(51,023)		$—		$(21,653)		$(7,385)

Earnings per common share:
Basic	$1.47								$(0.19)
Diluted	$1.47								$(0.19)

Weighted average common shares outstanding—basic	36,589				2,143	(j)			38,732
Weighted average common shares outstanding—diluted	36,702				2,143	(j)			38,732

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Company and Runway Buyer historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align Runway Buyer financial statement presentation to that of the Company. The Company is currently in the process of evaluating Runway Buyer’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies.

The Company’s fiscal periods ended April 3, 2026 and December 31, 2025, while Runway Buyer’s corresponding fiscal periods ended March 31, 2026 and December 31, 2025, respectively. As the interim period-end dates differ by fewer than 93 days, no adjustment has been made to conform the reporting periods, as permitted by Rule 11-02(c)(3) of Regulation S-X.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Runway Buyer. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The allocation of the purchase consideration set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing. Any such revisions or changes may be material.

The unaudited pro forma condensed combined financial information reflects only Transaction Accounting Adjustments, as defined in Rule 11-02(a)(6) of Regulation S-X; no Management's Adjustments have been presented.

Note 2 – Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Company management performed a preliminary analysis of Runway Buyer's financial information to identify differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Runway Buyer's financial statements to those used by the Company. However, certain reclassification adjustments have been made to conform Runway Buyer’s historical financial statement presentation to the Company financial statement presentation. Following the Closing, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. The Company is currently in the process of evaluating Runway Buyer’s accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and Runway Buyer. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments outside of the adjustments included in Note 2 are necessary to conform Runway Buyer’s financial statements to the accounting policies used by the Company.

(a) Reclassifications to the Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2026 are as follows (in thousands):

	Runway Buyer Historical Balance Sheet Line Items	Runway Buyer as of March 31, 2026	Reclassification	Note	Runway Buyer after Reclassification as of March 31, 2026
ASSETS
Current assets
Cash and cash equivalents	Cash	$6,992	$—		$6,992
Accounts receivable, net of allowance	Accounts Receivable	27,131	—		27,131
Inventories	Inventory	26,142	—		26,142
Prepaid income taxes and income taxes receivable		—	—		—
	Prepaid Inventory	363	(363)	(a)	—
Prepaid expenses and other current assets	Prepaid expenses and other current assets	831	363	(a)	1,194
Total current assets		61,459	—		61,459
Property, plant and equipment, net	Property, plant, & equipment, net	23,235	611	(b)	23,846
	Deposits on Equipment	611	(611)	(b)	—
	Right of Use Asset-Related Party	2,931	(2,931)	(c)	—
Operating lease assets	Right of Use Asset	3,807	2,931	(c)	6,738
Deferred tax assets		—	—		—
Other assets		—	—		—
Intangible assets, net	Intangibles, net	90,592	—		90,592
Goodwill	Goodwill	165,234	—		165,234
Total assets		$347,869	$—		$347,869
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt		$—	$—		$—
Accounts payable	Accounts Payable	2,389	—		2,389
Income taxes payable	Income tax payable	853	—		853
	Current portion of lease liability-related party	889	(889)	(d)	—
Current portion of operating lease liabilities	Current portion of lease liability	585	889	(d)	1,474
Accrued expenses and other current liabilities	Accrued expenses and other current liabilities	6,120	—		6,120

Total current liabilities		10,836	—		10,836
Long-term debt	Long-term debt, net	200,167	—		200,167
	Long-term lease liability-related party	2,201	(2,201)	(e)	—
Operating lease liabilities	Long-term lease liability	3,623	2,201	(e)	5,824
Deferred tax liabilities	Deferred income tax, non-current	11,680	—		11,680
Income taxes payable		—	—		—
Other liabilities		—	—		—
Total liabilities		228,507	—		228,507
Total stockholders' equity		119,362	—		119,362
Total liabilities and stockholders’ equity		$347,869	$—		$347,869
(a)
Represents the reclassification of $0.4 million of prepaid inventory from prepaid inventory to prepaid expenses and other current assets.

(b)
Represents the reclassification of $0.6 million of deposits on equipment from deposits on equipment to property, plant and equipment, net.
(c)
Represents the reclassification of $2.9 million of right of use asset - related party to operating lease assets.
(d)
Represents the reclassification of $0.9 million of current portion of lease liability - related party to current portion of operating lease liabilities.
(e)
Represents the reclassification of $2.2 million of Long-term portion of lease liability - related party to long-term portion of operating lease liabilities.

(b) Reclassifications to the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended April 3, 2026 are as follows (in thousands):

Novanta Historical Condensed Consolidated Statement of Operations Line Items	Runway Buyer Historical Condensed Consolidated Statement of Operations Line Items	Runway Buyer three months Ended March 31, 2026	Reclassification	Note	Runway Buyer after Reclassification for the three months ended April 3, 2026
Revenue	Revenues	$33,457	$—		$33,457
Cost of revenue	Cost of goods sold	13,430	3,599	(a), (c), (d), (e), (f), (g)	17,029
	Lease Expense	220	(220)	(c)	—
	Lease Expense-related party	239	(239)	(d)	—
	Depreciation	1,004	(1,004)	(e)	—
Gross profit		18,564	(2,136)		16,428
Operating expenses:
Research and development and engineering		2,047	(548)	(c), (d), (e),(f)	1,499
Selling, general and administrative	Selling, general and administrative expenses	9,033	(4,231)	(a), (b), (c), (d), (e), (g)	4,802
Amortization of purchased intangible assets		—	2,552	(b)	2,552
Restructuring, acquisition and related costs		—	91	(h)	91
Total operating expenses		11,080	(2,136)		8,944
Operating income	Income from operations	7,484	—		7,484
Interest income (expense), net	Interest expense	(4,465)	—		(4,465)
Foreign exchange transaction gains (losses), net		—	—		—
Other income (expense), net	Other income (expense), net	14	—		14
Income before income taxes		3,033	—		3,033
Income tax provision	Income tax (expense) benefit	(630)	—		(630)
Net income		$2,403	$—		$2,403

(c) Reclassifications to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025 are as follows (in thousands):

Novanta Historical Condensed Consolidated Statement of Operations Line Items	Runway Buyer Historical Condensed Consolidated Statement of Operations Line Items	Runway Buyer Year Ended December 31, 2025	Reclassification	Note	Runway Buyer after Reclassification for the year ended December 31, 2025
Revenue	Revenues	$136,120	$—		$136,120
Cost of revenue	Cost of goods sold	54,054	13,932	(a), (c), (d), (e), (f), (g)	67,986
	Lease Expense	1,672	(1,672)	(c)	—
	Lease Expense-related party	957	(957)	(d)	—
	Depreciation	3,607	(3,607)	(e)	—
Gross profit		75,830	(7,696)		68,134
Operating expenses:
Research and development and engineering	Research and Development	6,546	(1,863)	(c), (d), (e),(f)	4,683
Selling, general and administrative	Selling, general and administrative expenses	35,449	(17,969)	(a), (b), (c), (d), (e), (g)	17,480
Amortization of purchased intangible assets		—	10,113	(b)	10,113
Restructuring, acquisition and related costs		—	2,023	(c),(h)	2,023
Total operating expenses		41,995	(7,696)		34,299
Operating income	Income from operations	33,835	—		33,835
Interest income (expense), net	Interest expense	(21,108)	—		(21,108)
Foreign exchange transaction gains (losses), net		—	—		—
Other income (expense), net	Other income (expense), net	197	—		197
Income before income taxes		12,924	—		12,924
Income tax provision	Income tax (expense) benefit	(1,462)	—		(1,462)
Net income		$11,462	$—		$11,462

(a)
Represents the reclassification of $0.4 million and $0.1 million of amortization expense of developed technology from selling, general and administrative to cost of revenue for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(b)
Represents the reclassification of $10.1 million and $2.6 million of amortization of customer relationships and tradename intangibles assets from selling, general and administrative to amortization of purchased intangible assets for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(c)
Represents the reclassification of $1.6 million and $0.2 million of lease expense to cost of revenue of $0.6 million and $0.1 million, Research and development and engineering of $0.0 million and $0.0 million, Selling, general and administrative of $0.2 million and $0.1 million and restructuring, acquisition and related costs of $0.8 million and none for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(d)
Represents the reclassification of $1.0 million and $0.2 million of lease expense-related party to cost of revenue of $0.6 million and $0.1 million, research and development and engineering of $0.1 million and $0.0 million, selling, general and administrative of $0.3 million and $0.1 million for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(e)
Represents the reclassification of $3.6 million and $1.0 million of depreciation to cost of revenue of $2.4 million and $0.7 million, research and development and engineering of $0.2 million and $0.1 million, selling, general and administrative of $1.0 million and $0.2 million for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(f)
Represents the reclassification of $2.2 million and $0.6 million of research and development and engineering to Cost of revenue to conform with the Company classification of expenses for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.

(g)
Represents the reclassification of $7.8 million and $1.9 million of selling, general and administrative to cost of revenue to conform with the Company classification of expenses for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
(h)
Represents the reclassification of $1.2 million and $0.1 million of selling, general and administrative to restructuring, acquisition, and related costs to conform with the Company classification of expenses. For the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.

Note 3 – Preliminary Purchase Consideration Allocation

To consummate the Transaction, the Company paid an aggregate purchase price of $1,450.6 million. The Company paid cash of $1,206.5 million and recorded a milestone payment of $244.1 million. The milestone payment amount of $250.0 million remains payable by the Buyer Parties to Seller on or before January 8, 2027. Accordingly, the milestone payment has been included in consideration transferred and recorded at its acquisition-date fair value in the unaudited pro forma condensed combined balance sheet.

The assumed accounting for the Transaction, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. The fair values of identifiable intangible assets were based on valuations using an income approach, specifically the multi-period excess earnings method for customer relationships and the relief-from-royalty method for developed technologies and trade name. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including revenue growth rates, customer attrition rates, royalty rates, discount rates, technology obsolescence curves, and EBITDA margins. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price allocation set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing. Any such revisions or changes may be material.

The following table summarizes the preliminary purchase consideration allocation, as if the Transaction had been completed on April 3, 2026:

(dollars in thousands)	Purchase Price Allocation
Cash and cash equivalents	$6,992
Accounts receivable, net of allowance	27,131
Inventories	28,542
Prepaid expenses and other current assets	1,194
Property, plant and equipment, net	27,946
Goodwill	819,130
Operating lease assets	7,298
Intangible assets, net	726,000
Total assets acquired	1,644,233
Accounts payable	2,389
Income taxes payable	853
Operating lease liabilities	7,298
Accrued expenses and other current liabilities	6,120
Deferred tax liabilities	176,971
Total liabilities assumed	193,631
Total assets acquired, net liabilities assumed	1,450,602
Less: cash acquired	6,992
Purchase price, net of cash acquired	$1,443,610
i)
The unaudited pro forma condensed combined balance sheet has been adjusted to record Runway Buyer's property, plant and equipment at a preliminary fair value of approximately $27.9 million, an increase of $4.1 million from the carrying value. The unaudited pro forma condensed combined statements of operations have been adjusted to recognize additional depreciation expense related to the increased basis. The additional depreciation expense is computed with the assumption that the assets will be depreciated over a useful life of 7.8 years on a straight-line basis.

ii)
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

(dollars in thousands)	Preliminary Fair Value	Estimated Useful Life (in years)
Customer relationships	$540,000	16
Trade name	16,000	10
Developed technology	170,000	10
Intangible assets acquired	$726,000

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $5.6 million annually. Pro Forma amortization is preliminary. Customer relationships and developed technology assets are amortized over their weighted average useful lives based upon the pattern in which anticipated economic benefits from such assets are expected to be realized. Trade names are amortized over their weighted average useful life on a straight-line basis. The amount of amortization following the Runway Buyer Transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

iii)
Deferred tax liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments – Acquisition, Equity Issuance, and Debt Financing columns in the accompanying unaudited pro forma condensed combined balance sheet as of April 3, 2026 are as follows:

(a) Reflects adjustment to cash and cash equivalents of $1,206.5 million to record cash consideration paid for the Transaction.

(b) Reflects adjustment of $2.4 million to record the acquired inventories to the preliminary estimated fair value as of the Closing.

(c) Reflects an adjustment of $4.1 million to record property, plant and equipment to the preliminary estimated fair value as of the Closing.

(d) Reflects an adjustment of $635.4 million to record the acquired intangible assets to the preliminary estimated fair value as of the Closing. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

(e) Reflects an adjustment of $0.6 million to increase the value of the operating lease right of use assets to be equal and offsetting to the estimated present value of remaining lease payments.

(f) Reflects an adjustment of $244.1 million to accrued expenses and other liabilities to record a liability for the milestone payment.

(g) Reflects an adjustment of $200.2 million to long-term debt eliminating Runway Buyer historical debt.

(h) Reflects an adjustment of $616.0 million to long-term debt to record borrowings under the Credit Agreement entered into in connection with the Transaction.

(i) Reflects an adjustment of $2.3 million to long-term debt to record capitalized debt issuance costs incurred in connection with Debt Financing.

(j) Reflects the elimination of Runway Buyer historical stockholders' equity.

(k) Reflects an adjustment of $26.3 million for the Company's estimated transaction costs incurred after April 3, 2026.

(l) Reflects an adjustment of $287.6 million, net of issuance costs to record the Company's issuance of 2.1 million common shares related to the Equity Financing of $300.0 million.

(m) Reflects an adjustment of $653.9 million, which reflects the deferred tax liability related to non-deductible inventory, property, plant and equipment, and intangibles fair value step-up of $165.3 million and recognition of goodwill of $819.1 million per purchase price allocation (Note 3).

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Adjustments included in the Transaction Accounting Adjustments – Acquisition, Equity Issuance, and Debt Financing columns in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2025 and three months ended April 3, 2026 are as follows:

(a) Reflects an adjustment of $2.4 million to amortize the fair value step-up of inventories for the year ended December 31, 2025. These costs are non-recurring in nature and not anticipated to affect the condensed combined statement of income beyond twelve months after the Closing.

(b) Reflects adjustments for the incremental depreciation expense resulting from the fair value adjustment to property, plant and equipment of $0.1 million and $0.5 million for the three months ended April 3, 2026 and the year ended December 31, 2025, respectively.

(c) Reflects adjustments for incremental amortization expense resulting from the fair value adjustment to intangible assets of $15.8 million and $45.7 million for the three months ended April 3, 2026 and year ended December 31, 2025, respectively.

(d) Reflects an adjustment for lease expense related to the remeasurement of the right-of-use asset of $0.0 million and $0.1 million for the three months ended April 3, 2026 and the year ended December 31, 2025, respectively.

(e) Reflects an adjustment of $26.3 million for transaction expenses incurred by the Company subsequent to April 3, 2026. These costs will not affect the Company's condensed combined statement of income beyond twelve months after the Closing.

(f) Reflects the elimination of Runway Buyer historical interest expense related to indebtedness repaid at close of $4.5 million and $21.1 million for the three months ended April 3, 2026 and the year ended December 31, 2025, respectively.

(g) Reflects adjustment for interest expense of $7.2 million and $28.7 million for the three months ended April 3, 2026 and the year ended December 31, 2025, respectively, for principal amounts borrowed under the Debt Financing. The adjustment to record interest under the Debt Financing reflects an incremental weighted average annual principal balance outstanding of $616.0 million at a weighted average effective interest rate of 4.66%. A 0.125% change to the Financings with variable interest rates would result in a $0.8 million change in income before income taxes annually.

(h) Reflects adjustment for amortization of debt issuance costs of $0.1 million and $0.5 million for the three months ended April 3, 2026 and the year ended December 31, 2025, respectively, for costs incurred in connection with Debt Financing.

(i) Reflects the estimated income tax impact of the pro forma transaction accounting adjustments, including the tax effect of $6.5 million of deductible transaction expenses, using an applicable blended statutory income tax rate of 25.75% for the three months ended April 3, 2026 and the year ended December 31, 2025. The actual tax impact may differ based on the final determination of the deductibility of transaction-related costs and other relevant tax considerations.

(j) Reflects 2.1 million shares related to the Equity Financing.

(k) Reflects the accretion of $5.9 million discount on the milestone payment.

Note 6 – Pro Forma Earnings per Share

The following table summarizes the unaudited pro forma net earnings per common share for the three months ended April 3, 2026 and the year ended December 31, 2025, as if the Transaction had occurred on January 1, 2025:

($ in thousands, except for per share data)	For the three months ended April 3, 2026	For the year ended December 31, 2025
Numerator:
Pro forma net income (loss)	$9,592	$(7,385)
Denominators:
Historical Company weighted average common shares outstanding - basic	40,425	36,589
Additional Shares issued in connection with the Transaction	2,143	2,143
Pro forma weighted average common shares outstanding - basic	42,568	38,732
Dilutive common share equivalents	733	—
Pro forma weighted average common shares outstanding - diluted	43,301	38,732
Antidilutive potential common shares excluded from above	304	239
Earnings per Common Share
Pro forma earnings (loss) per share, basic	$0.23	$(0.19)
Pro forma earnings (loss) per share, diluted	$0.22	$(0.19)